Calculation of Filing Fee Tables
F-1
Vision Marine Technologies Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	457(o)			$ 1,600,000.00	0.0001381	$ 220.96
Fees to be Paid	2	Equity	Pre-Funded Warrants to purchase Common Shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Shares underlying the Pre-Funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Warrants to purchase Common Shares	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Common Shares underlying the Common Warrants	457(o)			$ 1,000,000.00	0.0001381	$ 138.10
Fees to be Paid	6	Equity	Common Units	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	Pre-Funded Units	Other				0.0001381	$ 0.00
Fees to be Paid	8	Equity	Placement Agent Warrants	Other				0.0001381	$ 0.00
Fees to be Paid		Equity	Common Shares underlying the Placement Agent Warrants	457(o)			$ 100,000.00	0.0001381	$ 13.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,700,000.00		$ 372.87
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 372.87
Offering Note
[1]	Note 1(a) Represents only the additional number of the Registrant's securities being registered. Does not include the common units, pre-funded units, pre-funded warrants, common warrants, placement agent warrants and common shares that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-291955) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on December 17, 2025, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional securities of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. Note 1(b) The proposed maximum aggregate offering price of the additional common units will be reduced on a dollar-for-dollar basis based on the offering price of any additional pre-funded units issued in the offering, and the proposed maximum aggregate offering price of the additional prefunded units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any additional common units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the additional common units and additional pre-funded units (including the common shares issuable upon exercise of the pre-funded warrants), if any, is $1,600,000.

[2]	Note 2(a) See Notes 1(a) and 1(b). Note 2(b) In accordance with Rule 457(g) under the Securities Act, because the Registrant's common shares underlying the pre-funded warrants, the common warrants and the placement agent warrants are registered hereby, no separate registration fee is required with respect to such securities registered hereby.

[3]	Note 3(a) See Offering Note 1(b). Note 3(b) In accordance with Rule 457(g) under the Securities Act, because the Registrant's common shares underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to such securities registered hereby.

[4]	Note 4(a) In accordance with Rule 457(g) under the Securities Act, because the Registrant's common warrants underlying the common units and pre-funded units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.

[5]	Note 5(a) See Offering Note 1(b). Note 5(b) For every common unit or pre-funded unit offered hereby, we are offering one-half of a common warrant to purchase a common share at an exercise price equal to 125% of the offering price per common share. The maximum gross proceeds of the common warrants offered hereby is $1,000,000.

[6]	Note 6(a) In accordance with Rule 457(g) under the Securities Act, because the Registrant's common shares underlying the common shares common warrants, pre-funded warrants and common units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.

[7]	Note 7(a) In accordance with Rule 457(g) under the Securities Act, because the Registrant's common shares underlying the common shares common warrants, pre-funded warrants and pre-funded units are registered hereby, no separate registration fee is required with respect to such securities registered hereby.

[8]	Note 8(a) See Offering Note 2(a). Note 8(b) The placement agent in the offering will receive warrants equal to 5% of the common shares and pre-funded warrants sold in the offering. Such warrants shall be exercisable at a price equal to 125% of the offering price for the common shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A